UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 6, 2016

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices)
(608) 275-3340
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 6, 2016, Spectrum Brands, Inc. (“Spectrum Brands”) (a wholly-owned direct subsidiary of SB/RH Holdings, LLC (“SB/RH”), which is a wholly-owned direct subsidiary of Spectrum Brands Holdings, Inc.) and SB/RH entered into the first amendment (the “Amendment”) to the Credit Agreement, dated as of June 23, 2015 (the “Credit Agreement”), by and among Spectrum Brands, SB/RH, Deutsche Bank AG New York Branch (as the administrative agent) and the lenders party thereto from time to time.
The Amendment reduces the interest rate margins applicable to Spectrum Brands’ U.S. dollar-denominated term loans under the Credit Agreement (refinancing approximately $1.006 billion in aggregate principal amount of indebtedness).  Effective as of the date of the Amendment, the U.S. dollar-denominated term loans will bear interest, at Spectrum Brands’ option, at a rate per annum equal to: (i) LIBO Rate (as defined in the Credit Agreement), with a 0.75% per annum floor, plus a margin equal to 2.50% per annum; or (ii) the Alternate Base Rate (as defined in the Credit Agreement), with a 1.75% per annum floor, plus a margin equal to 1.50% per annum.
The Amendment contains customary representations, warranties and conditions. Except as amended by the Amendment, the material terms of the Credit Agreement and the indebtedness incurred pursuant thereto, including, but not limited to, the original maturity date, guarantees, collateral, payment priority and terms related to events of default, remain in full force and effect.
The foregoing description of the documents and transactions referred to herein is not complete and is qualified entirely by reference to the full text of the Credit Agreement (as amended by the Amendment). The Credit Agreement and the Amendment are incorporated by reference herein as Exhibit 10.1 and Exhibit 10.2, respectively.
Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Forward-Looking Statements
Certain matters discussed in this Current Report on Form 8-K and other oral and written statements by representatives of Spectrum Brands and its affiliates regarding matters such as the expectations of Spectrum Brands or its affiliates regarding the terms of the loan repricing may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this report. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to finance, complete, integrate, and to realize synergies from acquisitions, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global capital markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands’ ability to identify, develop and retain key employees, or (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the filings pursuant to the federal securities laws of each of

Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.
Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this report. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1
Credit Agreement dated as of June 23, 2015, by and among Spectrum Brands, Inc., SB/RH Holdings, LLC, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto from time to time (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by SB/RH Holdings, LLC on June 23, 2015 (File No. 333-192634-03)).

10.2
First Amendment dated as of October 6, 2016 (to the Credit Agreement dated as of June 23, 2015), by and among Spectrum Brands, Inc., SB/RH Holdings, LLC, Deutsche Bank AG New York Branch, as administrative agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Senior Vice President, Secretary and General Counsel

Dated: October 6, 2016